FOR IMMEDIATE RELEASE

CONTACTS:    James G. Rakes, Chairman, President & CEO  (540) 951-6236
jrakes@nbbank.com
David K. Skeens, Treasurer  (540) 951-6347
dskeens@nbbank.com

NATIONAL BANKSHARES HAS INCREASE IN NET INCOME
OF 11.76% FOR THE FIRST THREE QUARTERS OF 2010

BLACKSBURG, VA, OCTOBER 14, 2010:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced that it had net income of nearly $4.0 million in the third quarter of 2010, an increase of 5.74% over the $3.78 million reported for the same period of 2009.  The financial holding company headquartered in Blacksburg, Virginia, posted net income of over $11.76 million for the nine months ended September 30, 2010, up by $1.24 million, or 11.76%, when compared with net income for the first nine months in 2009.  Basic net income per share for the third quarter of 2010 was $0.58, and it was $0.55 for the third quarter last year.  For the first nine months of 2010, basic net income per share was $1.70, up from $1.52 per share for 2009.  Total loans at September 30, 2010 were at $583.61 million, slightly higher than the $582.76 million in total loans at the end of the third quarter in 2009.  National Bankshares had total assets of nearly $982.45 million at September 30, 2010, and total assets of $965.89 million at September 30, 2009.  The Company reported that the return on average assets was 1.60% and the return on average equity was 12.32% for the nine months ended September 30, 2010.

National Bankshares’ Chairman, President & CEO James G. Rakes said, “With interest rates remaining stable through the third quarter, we have been able to keep the net interest margin in a healthy range.  This in turn has led to an increase in net interest income.  We also maintain a focus on containing controllable costs.  The end result is higher earnings through three quarters of the year.”  Mr. Rakes continued, “Our lenders are still working closely with some loan customers who are struggling in this difficult economy.  We continue to fund the provision for loan losses at a prudent level as we look forward to a sustained recovery in our markets.”

National Bankshares, Inc. is the parent company of the National Bank of Blacksburg, which does business as National Bank from 25 offices throughout Southwest Virginia.  It also has an insurance and investments subsidiary, National Bankshares Financial Services, Inc., which operates in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH”.  Additional information is available at www.nationalbankshares.com.

101 Hubbard Street / Blacksburg, Virginia 24060
P.O. Box 90002 / Blacksburg, Virginia 24062-9002
540 951-6300 / 800 552-4123
www.nationalbankshares.com

Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheet

	(Unaudited)		(Unaudited)
($ in thousands, except for per share data)	September 30, 2010		September 30, 2009	December 31, 2009
Assets
Cash and due from banks		$12,540	$11,891	$$12,894
Interest-bearing deposits		55,367	22,935	32,730
Federal funds sold		---	---	---
Securities available for sale		154,980	169,457	168,041
Securities held to maturity		127,480	132,786	129,376
Total securities		282,460	302,243	297,417
Mortgage loans held for sale		1,732	628	126
Loans:
Real estate construction loans		48,908	47,671	45,625
Real estate mortgage loans		173,753	167,589	165,542
Commercial and industrial loans		269,619	268,868	283,998
Consumer loans		91,329	98,632	95,844
Total loans		583,609	582,760	591,009
Less: unearned income and deferred fees		(975)	(1,119)	(1,062)
Loans, net of unearned income and deferred fees		582,634	581,641	589,947
Less: allowance for loan losses		(7,794)	(6,453)	(6,926)
Loans, net		574,840	575,188	583,021
Bank premises and equipment, net		10,608	10,734	10,628
Accrued interest receivable		6,000	6,322	6,250
Other real estate owned		3,026	1,944	2,126
Intangible assets		11,814	12,897	12,626
Other assets		24,060	21,106	24,549
Total assets		$982,447	$965,888	$982,367

Liabilities and Stockholders' Equity
Noninterest-bearing deposits		$125,877	$122,519	$122,549
Interest-bearing demand deposits		316,820	277,884	310,629
Savings deposits		55,695	50,241	51,622
Time deposits		343,464	385,229	367,312
Total deposits		841,856	835,873	852,112
Other borrowed funds		---	46	---
Accrued interest payable		304	473	336
Other liabilities		7,673	8,025	7,843
Total liabilities		849,833	844,417	860,291

Stockholders' Equity
Preferred stock of no par value. Authorized 5,000,000 shares; none issued and outstanding		---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,933,474 shares at September 30, 2010, September 30, 2009, and December 31, 2009		8,667	8,667	8,667
Retained earnings		122,612	113,087	113,901
Accumulated comprehensive income gain (loss)		1,335	(283)	(492)
Total stockholders' equity		132,614	121,471	122,076
Total liabilities and stockholders' equity	S	982,447	$965,888	$982,367

Consolidated Statements of Income
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2010		September 30, 2009		September 30, 2010	September 30, 2009
($ in thousands, except for per share data)
Interest Income
Interest and fees on loans		$9,284		$$9,316	$27,720	$$28,170
Interest on federal funds		---		---	---	---
Interest on interest-bearing deposits		36		23	85	73
Interest on securities – taxable		1,325		1,600	4,234	4,766
Interest on securities – nontaxable		1,642		1,677	4,835	4,896
Total interest income		12,287		12,616	36,874	37,905

Interest Expense
Interest on time deposits		855		1,379	2,695	4,363
Interest on other deposits		1,871		2,496	5,860	8,197
Interest on borrowed funds		---		1	---	2
Total interest expense		2,726		3,876	8,555	12,562
Net interest income		9,561		8,740	28,319	25,343
Provision for loan losses		710		305	2,209	953
Net interest income after provision for loan losses		8,851		8,435	26,110	24,390

Noninterest Income
Service charges on deposit accounts		706		865	2,192	2,506
Other service charges and fees		63		107	214	263
Credit card fees		745		723	2,171	2,060
Trust income		316		255	846	792
Bank owned life insurance		197		201	558	554
Other income		72		76	215	261
Realized securities gains/(losses), net		2		(15)	(1)	55
Total noninterest income		2,101		2,212	6,195	6,491

Noninterest Expense
Salaries and employee benefits		2,695		2,784	8,205	8,409
Occupancy and furniture and fixtures		451		450	1,419	1,344
Data processing and ATM		414		380	1,120	1,016
FDIC assessment		273		423	805	1,429
Credit card processing		588		550	1,680	1,551
Intangibles and goodwill amortization		270		271	812	822
Net costs of other real estate owned		120		29	180	100
Franchise taxes		241		221	722	666
Other operating expenses		774		783	2,364	2,364
Total noninterest expense		5,826		5,891	17,307	17,701
Income before income tax expense		5,126		4,756	14,998	13,180
Income tax expense		1,129		976	3,236	2,656
Net income		$3,997		$3,780	$11,762	$10,524

Basic net income per share		$0.58		$0.55	$1.70	$1.52
Fully diluted net income per share		$0.58		$0.54	$1.69	$1.52
Weighted average outstanding number of common shares
Basic		6,933,474		6,933,474	6,933,474	6,931,672
Diluted		6,946,650		6,948,083	6,949,731	6,942,712
Dividends declared per share	$	---	$	---	$0.44	$0.41
Dividend payout ratio		---		---	25.94	27.01
Book value per share		---		---	$19.13	$17.52

Key Ratios and Other Data
(Unaudited)

	Three Months Ended		Nine Months Ended
Average Balances	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Cash and due from banks	$11,732	$11,368	$11,404	$11,886
Interest-bearing deposits	61,389	34,418	49,658	38,706
Securities available for sale	155,602	169,149	160,326	166,446
Securities held to maturity	129,416	135,419	127,659	131,888
Mortgage loans held for sale	1,918	636	1,181	901
Gross loans	584,510	579,248	587,312	577,262
Loans, net	575,921	571,837	578,978	570,014
Intangible assets	11,969	13,053	12,238	13,324
Total assets	990,306	974,574	983,981	972,363
Total deposits	852,021	848,836	848,223	849,255
Other borrowings	---	48	---	50
Stockholders' equity	130,535	117,868	127,613	115,337
Interest-earning assets	928,140	916,773	921,431	914,332
Interest-bearing liabilities	727,328	730,628	726,559	735,764

Financial ratios
Return on average assets	1.60%	1.56%	1.60%	1.45%
Return on average equity	12.15%	12.86%	12.32%	12.20%
Net interest margin	4.50%	4.27%	4.54%	4.13%
Net interest income – fully taxable equivalent	$10,530	$9,756	$31,260	$28,265
Efficiency ratio	46.13%	49.77%	46.21%	50.93%
Average equity to average assets	13.18%	12.09%	12.97%	11.86%

Allowance for loan losses
Beginning balance	$7,553	$6,284	$6,926	$5,858
Provision for losses	710	305	2,209	953
Charge-offs	(488)	(168)	(1,459)	(422)
Recoveries	19	32	118	64
Ending balance	$7,794	$6,453	$7,794	$6,453

Asset Quality Data
(Unaudited)

Nonperforming assets	September 30, 2010	September 30, 2009
Nonaccrual loans	$7,639	$3,888
Restructured loans	---	---
Total nonperforming loans	7,639	3,888
Other real estate owned	3,026	1,944
Total nonperforming assets	$$10,665	$5,832
Loans 90 days or more past due	$533	$2,153

Asset quality ratios
Nonperforming loans to loans net of unearned income and deferred fees, plus other real estate owned	1.30%	0.67%
Allowance for loan losses to total loans	1.34%	1.11%
Allowance for loan losses to nonperforming loans	102.03%	165.97%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.09%	0.37%